WHAT IS YOUR QUESTION?

Otter Tail management welcomes the questions of all shareholders--whether or not they can attend the annual meeting. Questions of general interest will be answered at the meeting. All questions will be answered by letter. This blank is for your use in submitting your question. It may be mailed to the Company with your Proxy.

I wish to ask:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

                                   Name _____________________________________
                     Street or P.O. Box _____________________________________
                                   City __________________State ____ Zip_____
1994
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                     PLEASE SEND IN YOUR PROXY . . . NOW!

You are urged to date and sign the enclosed Proxy and return it promptly. This will help save the expense of follow-up letters to stockholders who have not responded.

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